Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in Registration Statement Nos. 333-230755, 333-228289 and 333-219341 on Form S-3 and Registration Statement Nos. 333-234285 and 333-234190 on Form S-8 of New Age, Inc. (f/k/a New Age Beverages Corporation) of our report dated January 13, 2021, relating to the financial statements of Ariix, LLC appearing in this Current Report on Form 8-K dated February 1, 2021.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah

February 1, 2021